Exhibit 99.3 Certification by the Chief Executive Officer.


                                  Certification



I, Steven L. Bechman, the Chief Executive Officer of Heartland Bancshares, Inc., certify that (i) the Annual Report on Form 10-KSB for the annual period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 10-KSB for the annual period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.




                                          __/s/ Steven L. Bechman_________



                                          _Steven L. Bechman______________



                                          _March 28, 2003  _______________